UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 6, 2006

Dhanoa Minerals Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-129864	98-0470528
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1330 Martin Grove Road, Toronto, Ontario, Canada	M9W 4X4
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 1-416-838-4348

250 Wellington Street West, Suite 639, Toronto, Canada M5V 3P6
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Dhanoa Minerals Ltd. has entered into subscription agreements regarding the sale of its common stock and warrants, the details of which are set forth under Item 3.02 of this Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

Effective November 6, 2006, Dhanoa Minerals Ltd. (the “Company”) sold $1,200,000 (U.S.) of its common stock and warrants to four non-U.S. investors in reliance upon Regulation S under the Securities Act of 1934, as amended.

The Company sold 2,400,000 units at $.50 per Unit. Each Unit was comprised of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $.60 (U.S.) per share for a term of two years. The warrants are redeemable upon 30 days' written notice by the Company.

In connection with the financing, we entered into a unit purchase agreement with  each of the investors pursuant to which we are required to register the shares of our common stock and the common stock underlying the warrants. We must file a  registration statement on Form SB-2 within 60 days of the closing date of the issuance,  registering all of the shares of common stock and the shares of common stock underlying  the warrants.

We intend to use the proceeds from the sale of the common stock and warrants for general corporate purposes and potential acquisitions.

ITEM 7.01 REGULATION FD DISCLOSURE.

We issued a press release in connection with the issuance of the common stock and warrants described in Item 3.02 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro Forma Financial Information

Not Applicable

   (c) Exhibits.

99.1 Press Release dated November 6, 2006

99.2 Form of Unit Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2006

Dhanoa Minerals Ltd.

	By:	/s/ Paul Roberts
Name: Paul Roberts
Title: Chief Executive Officer and President